THE JPM INSTITUTIONAL FUNDS
                    RESTATED SHAREHOLDER SERVICING AGREEMENT


         THIS AGREEMENT originally made as of the 23rd day of December 1992 restated as of July 7, 1994 between THE JPM INSTITUTIONAL FUNDS, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York trust company ("Morgan").

                              W I T N E S S E T H:

         WHEREAS, the Trust is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, transactions in shares of the Trust ("Shares") may be made by investors who are using the services of a financial institution which is acting as shareholder servicing agent pursuant to an agreement with the Trust; and

         WHEREAS, Morgan wishes to act as the shareholder servicing agent for its customers and for other investors in the Trust who are customers of an Eligible Institution as contemplated by the currently effective prospectus of the respective Series of the Trust (the "Customers") in performing certain administrative functions in connection with purchases and redemptions of Shares from time to time upon the order and for the account of Customers and to provide related services to Customers in connection with their investments in the Trust; and

         WHEREAS, it is in the interest of the Trust to make the shareholder services of Morgan available to Customers who are or may become shareholders of the Trust; and

         NOW, THEREFORE, the Trust and Morgan hereby agree as follows:

         1. Appointment. Morgan hereby agrees to perform certain shareholder services as agent for Customers with respect to each Fund (as defined in the next sentence) as hereinafter set forth. As used herein, a "Fund" means the assets and liabilities of the Trust attributable to any series of Shares as may be created from time to time by the Trustees of the Trust and to which the Trust and Morgan agree this Agreement shall apply.

         2.  Services to be Performed.
         2.1. Shareholder Services. Morgan shall be responsible for performing shareholder account administrative and servicing functions, which shall include without limitation:

         (a) answering Customer inquiries regarding account status and history, the manner in which purchases and redemptions of the Shares may be effected, and certain other matters pertaining to the Trust; (b) assisting Customers in designating and changing dividend options, account designations and addresses;
(c) providing necessary personnel and facilities to coordinate the establishment and maintenance of shareholder accounts and records with the Trust's transfer agent; (d) receiving Customers' purchase and redemption orders on behalf of, and transmitting such orders to the Trust's transfer agent; (e) arranging for the wiring or other transfer of funds to and from Customer accounts in connection with Customer orders to purchase or redeem Shares; (f) verifying purchase and redemption orders, transfers among and changes in Customer-designated accounts;
(g) informing the distributor of the Trust of the gross amount of purchase and redemption orders for Shares; (h) monitoring the activities of the Trust's transfer agent related to Customers' accounts, and to statements, confirmations or other reports furnished to Customers by the Trust's transfer agent; and (i) providing such other related services as the Trust or a Customer may reasonably request, to the extent permitted by applicable law. Morgan shall provide all personnel and facilities necessary in order for it to perform the functions contemplated by this paragraph with respect to Customers.

         2.2 Standard of Services. All services to be rendered by Morgan hereunder shall be performed in a professional, competent and timely manner subject to the supervision of the Trustees of the Trust. The details of the operating standards and procedures to be followed by Morgan in the performance of the services described above shall be determined from time to time by agreement between Morgan and the Trust.

         3. Fees. As full compensation for the services described in Section 2 hereof and expenses incurred by Morgan, the Trust shall pay Morgan a fee at an annual rate of the daily net asset values of each Fund's shares owned by or for Customers and attributable to the Trust as set forth on Schedule A attached hereto. This fee will be computed daily and will be payable as agreed by the Trust and Morgan, but no more frequently than monthly.

         4. Information Pertaining to the Shares; Etc. Morgan and its officers, employees and agents are not authorized to make any representations concerning the Trust or the Shares except to communicate to Customers accurately factual information contained in the Fund's Prospectus and Statement of Additional Information and objective historical performance information. Morgan shall act as agent for Customers only in furnishing information regarding the Trust or the Shares and shall have no authority to act as agent for the Trust in its capacity as shareholder servicing agent hereunder.

         During the term of this Agreement, the Trust agrees to furnish Morgan all prospectuses, statements of additional information, proxy statements, reports to shareholders, sales literature, or other material the Trust will distribute to shareholders of each Fund or the public, which refer in any way to Morgan, and Morgan agrees to furnish the Trust all material prepared for Customers, in each case prior to use thereof, and not to use such material if the other party reasonably objects in writing within five business days (or such other time as may be mutually agreed in writing) after receipt thereof. In the event of termination of this Agreement, the Trust will continue to furnish to Morgan copies of any of the above-mentioned materials which refer in any way to Morgan. The Trust shall furnish or otherwise make available to Morgan such other information relating to the business affairs of the Trust as Morgan at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

         Nothing in this Section 4 shall be construed to make the Trust liable for the use of any information about the Trust which is disseminated by Morgan.

         5. Use of Morgan's Name. The Trust shall not use the name of Morgan in any prospectus, sales literature or other material relating to the Trust in a manner not approved by Morgan prior thereto in writing; provided, however, that the approval of Morgan shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or as investment advisor to the Trust or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

         6. Use of the Fund's Name. Morgan shall not use the name of the Trust on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Trust prior thereto in writing; provided, however, that the approval of the Trust shall not be required for the use of the Trust's name in connection with communications permitted by Sections 2 and 4 hereof or for any use of the Trust's name which merely refers in accurate and factual terms to Morgan's role hereunder or as investment advisor to the Trust or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

         7. Security. Morgan represents and warrants that the various procedures and systems which it has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause any Trust records and other data and Morgan's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis, and the Trust shall from time to time specify the types of records and other data of the Trust to be safeguarded in accordance with this Section 7.

         8. Compliance with Laws; etc. Morgan assumes no responsibilities under this Agreement other than to render the services called for hereunder, on the terms and conditions provided herein. Morgan shall comply with all applicable federal and state laws and regulations. Morgan represents and warrants to the Trust that the performance of all its obligations hereunder will comply with all applicable laws and regulations, the provisions of its charter documents and by-laws and all material contractual obligations binding upon Morgan. Morgan furthermore undertakes that it will promptly inform the Trust of any change in applicable laws or regulations (or interpretations thereof) which would prevent or impair full performance of any of its obligations hereunder.

         9. Force Majeure. Morgan shall not be liable or responsible for delays or errors by reason of circumstances beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, Acts of God, insurrection, war, riots or failure of communication or power supply.

         10.  Indemnification.
     10.1. Indemnification of Morgan. The Trust will indemnify and hold Morgan harmless, from all losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any claim, demand, action or suit (collectively, "Claims") (a) arising in connection with misstatements or omissions in each Fund's Prospectus, actions or inactions by the Trust or any of its agents or contractors or the performance of Morgan's obligations hereunder and (b) not resulting from the willful misfeasance, bad faith, or gross negligence of Morgan, its officers, employees or agents, in the performance of Morgan's duties or from reckless disregard by Morgan, its officers, employees or agents of Morgan's obligations and duties under this Agreement. Notwithstanding anything herein to the contrary, the Trust will indemnify and hold Morgan harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any Claim as a result of Morgan's acting in accordance with any written instructions reasonably believed by Morgan to have been executed by any person duly authorized by the Trust, or as a result of acting in reliance upon any instrument or stock certificate reasonably believed by Morgan to have been genuine and signed, countersigned or executed by a person duly authorized by the Trust, excepting only the gross negligence or bad faith of Morgan.

         In any case in which the Trust may be asked to indemnify or hold Morgan harmless, the Trust shall be advised of all pertinent facts concerning the situation in question and Morgan shall use reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to defend Morgan against any Claim which may be the subject of indemnification under this Section 10.1. In the event that the Trust elects to defend against such Claim, the defense shall be conducted by counsel chosen by the Trust and reasonably satisfactory to Morgan. Morgan may retain additional counsel at its expense. Except with the prior written consent of the Trust, Morgan shall not confess any Claim or make any compromise in any case in which the Trust will be asked to indemnify Morgan.

         10.2. Indemnification of the Trust. Without limiting the rights of the Trust under applicable law, Morgan will indemnify and hold the Trust harmless from all losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any Claim (a) resulting from the willful misfeasance, bad faith or gross negligence of Morgan, its officers, employees, or agents, in the performance of Morgan's duties or from reckless disregard by Morgan, its officers, employees or agents of Morgan's obligations and duties under this Agreement, and (b) not resulting from Morgan's actions in accordance with written instructions reasonably believed by Morgan to have been executed by any person duly authorized by the Trust, or in reliance upon any instrument or stock certificate reasonably believed by Morgan to have been genuine and signed, countersigned or executed by a person authorized by the Trust.

         In any case in which Morgan may be asked to indemnify or hold the Trust harmless, Morgan shall be advised of all pertinent facts concerning the situation in question and the Trust shall use reasonable care to identify and notify Morgan promptly concerning any situation which presents or appears likely to present a claim for indemnification against Morgan. Morgan shall have the option to defend the Trust against any Claim which may be the subject of indemnification under this Section 10.2. In the event that Morgan elects to defend against such Claim, the defense shall be conducted by counsel chosen by Morgan and reasonably satisfactory to the Trust. The Trust may retain additional counsel at its expense. Except with the prior written consent of Morgan, the Trust shall not confess any Claim or make any compromise in any case in which Morgan will be asked to indemnify the Trust.

         10.3. Survival of Indemnities. The indemnities granted by the parties in this Section 10 shall survive the termination of this Agreement.

         11. Insurance. Morgan shall maintain reasonable insurance coverage against any and all liabilities which may arise in connection with the performance of its duties hereunder.

         12. Further Assurances. Each party agrees to perform such further acts and execute further documents as are necessary to effectuate the purposes hereof.

         13. Termination. This Agreement shall continue in effect for a period of one year and may thereafter be renewed by the Trustees of the Trust; provided, however, that this Agreement may be terminated by the Trust at any time without the payment of any penalty, by the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust, upon not less than six (6) months' written notice to Morgan or by Morgan at any time, without the payment of any penalty, on not less than ninety
(90) days' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         14. Subcontracting by Morgan. Morgan may subcontract for the performance of its obligations hereunder with any one or more persons, including but not limited to any one or more persons which is an affiliate of Morgan; provided however, unless the Trust otherwise expressly agrees in writing, Morgan shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

         15. Nothing in this Agreement shall limit or restrict the right of Morgan to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         16. Changes; Amendments. This Agreement may be amended only by mutual written consent.

         17. Notices. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to Morgan at Morgan Guaranty Trust Company of New York, 9 West 57th Street, 10019, Attention: Managing Director, Funds Management Division, or (2) to the Trust at The JPM Institutional Funds c/o Signature Broker-Dealer Services, Inc., 6 St. James Avenue, Boston, Massachusetts 02116, Attention: Treasurer, or at such other address as either party may designate by notice to the other party.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written.

                                            THE JPM INSTITUTIONAL FUNDS



                                            By /s/ James B. Craver
                                               James B. Craver
                                               Secretary and Treasurer

                                            MORGAN GUARANTY TRUST COMPANY
                                                     OF NEW YORK


                                            By /s/ Kathleen H. Tripp
                                               Kathleen H. Tripp
                                               Vice President

                                   Schedule A
                           Shareholder Servicing Fees


The JPM Institutional Money Market Fund
The JPM Institutional Tax Exempt Money Market Fund
The JPM Institutional Treasury Money Market Fund

0.05% of the average daily net asset value of Fund shares owned by or for Customers


The JPM Institutional Short Term Bond Fund
The JPM Institutional Bond Fund
The JPM Institutional Tax Exempt Bond Fund
The JPM Institutional New York Total Return Bond Fund

0.075% of the average daily net asset value of Fund shares owned by or for Customers

The JPM Institutional International Bond Fund
The JPM Institutional Selected U.S. Equity Fund
The JPM Institutional U.S. Small Company Fund
The JPM Institutional International Equity Fund
The JPM Institutional Emerging Markets Equity Fund
The JPM Institutional Diversified Fund
The JPM Institutional Asia Growth Fund
The JPM Institutional Japan Equity Fund
The JPM Institutional European Equity Fund
The JPM Institutional Disciplined Equity Fund
The JPM Institutional Global Strategic Income Fund
The JPM Institutional International Opportunities Fund

0.10% of the average daily net asset value of Fund shares owned by or for Customers


JPMSSA1

Approved October 10, 1996
Effective December 27, 1996
(supersedes 12/29/95 schedule approved 12/26/95)